Exhibit 23.3

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated June 27, 2012, relative to the financial statements of Accelerated Acquisition XII, Inc. as of March 31, 2012 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Messineo & Co, CPAs LLC
Messineo & Co, CPAs LLC
Clearwater, Florida
January 13, 2014